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                                                                 Exhibit 10.1(a)

                     Revised Schedule to Severance Agreement

Horace Mann Educators Corporation ("HMEC") entered into severance agreements with the following persons on the dates shown. These agreements are substantially identical to the one included as Exhibit 10.7 to HMEC's Annual Report on Form 10-K for the year ended December 31, 2001 except that (1) the multiple of the highest annual compensation received by the employee in the five preceding years used to determine a one-time cash payment is equal to the duration listed below and (2) the specified period during which such employee's insurance benefits would continue is equal to the duration below, and except as indicated in footnote (a).

Employee                Duration    Agreement Date
---------------------   ---------   --------------
Louis G. Lower II (a)   3 years       02-01-2000

Ann M. Caparros         2.9 years     03-07-1994
Peter H. Heckman        2.9 years     04-10-2000
H. Albert Inkel         2.9 years     12-27-1991
Douglas W. Reynolds     2.9 years     11-12-2001

Paul D. Andrews         2 years       07-02-2001
Ronnie H. Byers         2 years       03-16-2000
Valerie A. Chrisman     2 years       12-27-1991
Bret A. Conklin         2 years       01-14-2002
Dwayne D. Hallman       2 years       01-21-2003
William S. Hinkle       2 years       07-19-1999
Deborah F. Kretchmar    2 years       06-17-2002
Ricky A. Renner         2 years       07-09-2001
Robert E. Rich          2 years       02-19-2001
Peter M. Titone         2 years       01-08-2001

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(a)  HMEC entered into a severance agreement with Louis G. Lower II as set forth in the Lower Employment Agreement contained in Exhibit 10.12 to HMEC's Annual Report on Form 10-K for the year ended December 31, 1999.